Exhibit 99.1

PZENA INVESTMENT MANAGEMENT, INC.

REPORTS RESULTS FOR THE THIRD QUARTER OF 2022

•
Pzena reports third quarter 2022 Diluted EPS of $0.15.

•
Assets under management ends the third quarter at $42.0 billion.
•
Q3 2022 revenue decreases 12 percent to $45.2 million from Q3 2021.

NEW YORK, October 19, 2022 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) basic and diluted net income and earnings per share for the three and nine months ended September 30, 2022 and 2021 (in thousands, except per-share amounts):

	GAAP Basis
	For the Three Months Ended September 30,
	2022	2021
	(unaudited)
Basic Net Income	$2,697	$5,068
Basic Earnings per Share	$0.16	$0.29

Diluted Net Income	$12,782	$22,663
Diluted Earnings per Share	$0.15	$0.27

	GAAP Basis
	For the Nine Months Ended September 30,
	2022	2021
	(unaudited)
Basic Net Income	$8,035	$13,858
Basic Earnings per Share	$0.47	$0.80

Diluted Net Income	$39,026	$63,571
Diluted Earnings per Share	$0.45	$0.76

GAAP diluted net income and GAAP diluted earnings per share were $12.8 million and $0.15, respectively, for the three months ended September 30, 2022, and $22.7 million and $0.27, respectively, for the three months ended September 30, 2021. GAAP diluted net income and GAAP diluted earnings per share were $39.0 million and $0.45, respectively, for the nine months ended September 30, 2022, and $63.6 million and $0.76, respectively, for the nine months ended September 30, 2021.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Separately Managed Accounts
Assets
Beginning of Period	$16.4	$19.4	$20.0	$18.8	$13.3
Inflows	0.3	0.1	0.2	1.1	2.1
Outflows	(1.2)	(0.7)	(1.1)	(2.3)	(3.4)
Net Flows	(0.9)	(0.6)	(0.9)	(1.2)	(1.3)
Market Appreciation/(Depreciation)	(1.0)	(1.8)	(0.1)	(2.2)	6.9
Foreign Exchange[1]	(0.5)	(0.6)	(0.2)	(1.4)	(0.1)
End of Period	$14.0	$16.4	$18.8	$14.0	$18.8

Sub-Advised Accounts
Assets
Beginning of Period Assets	$26.1	$30.7	$30.2	$29.3	$18.0
Inflows	3.2	0.7	1.3	6.3	6.9
Outflows	(1.1)	(1.4)	(1.7)	(4.9)	(5.1)
Net Flows	2.1	(0.7)	(0.4)	1.4	1.8
Market Appreciation/(Depreciation)	(2.0)	(3.3)	(0.3)	(3.5)	9.6
Foreign Exchange[1]	(0.6)	(0.6)	(0.2)	(1.6)	(0.1)
End of Period	$25.6	$26.1	$29.3	$25.6	$29.3

Pzena Funds
Assets
Beginning of Period Assets	$2.5	$2.7	$2.9	$2.7	$2.0
Inflows	0.3	0.3	0.1	0.9	0.7
Outflows	(0.2)	(0.1)	(0.2)	(0.7)	(1.0)
Net Flows	0.1	0.2	(0.1)	0.2	(0.3)
Market Appreciation/(Depreciation)	(0.1)	(0.2)	—	(0.3)	1.0
Foreign Exchange[1]	(0.1)	(0.2)	(0.1)	(0.2)	—
End of Period	$2.4	$2.5	$2.7	$2.4	$2.7

Total
Assets
Beginning of Period	$45.0	$52.8	$53.1	$50.8	$33.3
Inflows	3.8	1.1	1.6	8.3	9.7
Outflows	(2.5)	(2.2)	(3.0)	(7.9)	(9.5)
Net Flows	1.3	(1.1)	(1.4)	0.4	0.2
Market Appreciation/(Depreciation)	(3.1)	(5.3)	(0.4)	(6.0)	17.5
Foreign Exchange[1]	(1.2)	(1.4)	(0.5)	(3.2)	(0.2)
End of Period	$42.0	$45.0	$50.8	$42.0	$50.8

1 Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Separately Managed Accounts	$21,039	$23,756	$26,016
Sub-Advised Accounts	19,981	20,557	20,786
Pzena Funds	4,224	4,384	4,820
Total	$45,244	$48,697	$51,622

		For the Nine Months Ended
		September 30,	September 30,
		2022	2021
Separately Managed Accounts		$70,979	$77,088
Sub-Advised Accounts		62,477	56,814
Pzena Funds		13,245	14,468
Total		$146,701	$148,370

Revenue was approximately $45.2 million for the third quarter of 2022, a decrease of 7.1% from $48.7 million for the second quarter of 2022 and a decrease of 12.4% from $51.6 million for the third quarter of 2021.

There were $0.6 million of performance fees recognized during the third quarter of 2022, compared to $0.7 million of performance fees recognized during the second quarter of 2022 and less than $0.1 million of performance fees recognized during the third quarter of 2021.

Average assets under management for the third quarter of 2022 were $45.4 billion, decreasing 8.3% from $49.5 billion for the second quarter of 2022, and decreasing 13.4% from $52.4 billion for the third quarter of 2021. The decrease from the second quarter of 2022 and the third quarter of 2021 reflects market depreciation.

The weighted average fee rate was 0.398% for the third quarter of 2022, increasing from 0.393% for the second quarter of 2022, and from 0.394% for the third quarter of 2021.

The weighted average fee rate for separately managed accounts was 0.537% for the third quarter of 2022, increasing from 0.523% for the second quarter of 2022 and remaining relatively flat from 0.534% for the third quarter of 2021. The increase from the second quarter of 2022 primarily reflects a shift in asset mix towards accounts that typically carry higher fee rates.

The weighted average fee rate for sub-advised accounts was 0.293% for the third quarter of 2022, increasing from 0.286% for the second quarter of 2022, and from 0.276% for the third quarter of 2021. The increase from the second of 2022 primarily reflects an increase in assets to certain strategies that typically carry higher fee rates. The increase from the third quarter of 2021 reflects an increase in performance fees recognized during the third quarter of 2022. Certain accounts related to one retail client relationship have fulcrum fee arrangements. These fee arrangements require a reduction in the base fee or allow for a performance fee if the relevant investment strategy underperforms or outperforms, respectively, the agreed-upon benchmark over the contract's measurement period, which extends to three years. During the third quarter of 2022 and the second quarter of 2022, the Company recognized $0.6 million and $0.7 million of performance fees, respectively, related to this client relationship. During the third quarter of 2021, the Company recognized a $1.0 million reduction in base fees related to this client relationship. To the extent the three-year performance record of this account fluctuates relative to its relevant benchmark, the amount of base fees recognized may vary.

The weighted average fee rate for Pzena funds was 0.679% for the third quarter of 2022, increasing from 0.672% for the second quarter of 2022, and decreasing from 0.690% for the third quarter of 2021. The increase from the second quarter of 2022 primarily reflects an increase in assets to certain strategies that typically carry higher fee rates. The decrease from the third quarter of 2021 primarily reflects an increase in expense reimbursements.

Total operating expenses were $27.6 million for the third quarter of 2022, increasing from $24.1 million for the second quarter of 2022, and increasing from $23.2 million for the third quarter of 2021. The increase from the second quarter of 2022 and third quarter of 2021 primarily reflects increases in professional fees associated with the ongoing take private transaction and occupancy costs.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Compensation and Benefits Expense	$18,630	$18,426	$18,921
General and Administrative Expense	8,962	5,718	4,304
Operating Expenses	$27,592	$24,144	$23,225

		For the Nine Months Ended
		September 30,	September 30,
		2022	2021
Compensation and Benefits Expense		$58,242	$57,091
General and Administrative Expense		19,625	11,920
Operating Expenses		$77,867	$69,011

As of September 30, 2022, employee headcount was 146, increasing from 142 at June 30, 2022, and from 133 at September 30, 2021.

The operating margin was 39.0% for the third quarter of 2022, compared to 50.4% for the second quarter of 2022, and 55.0% for the third quarter of 2021.

Other income/ (expense) was expense of approximately $4.5 million for the third quarter of 2022, expense of $7.6 million for the second quarter of 2022, and income of $0.4 million for the third quarter of 2021.

Other income/ (expense) primarily reflects the fluctuations in the gains/ (losses) and other investment income recognized by the Company on its direct equity investments, the majority of which are held to satisfy obligations under its deferred compensation plan. Other income/ (expense) also includes a portion of gains/ (losses) and other investment income recognized by external investors on their investments in investment partnerships that the Company consolidates, which are offset in net income attributable to non-controlling interests.

Other Income/ (Expense) (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Net Interest and Dividend Income	$990	$756	$386
Gains/ (Losses) and Other Investment Income	(5,441)	(8,196)	70
Other Income/ (Expense)	(63)	(184)	(82)
GAAP Other Income/ (Expense)	(4,514)	(7,624)	374
Outside Interests of Investment Partnerships[1]	796	2,174	(250)
As Adjusted Other Income/ (Expense), Net of Outside Interests	$(3,718)	$(5,450)	$124

		For the Nine Months Ended
		September 30,	September 30,
		2022	2021
Net Interest and Dividend Income		$2,208	$844
Gains/ (Losses) and Other Investment Income		(13,882)	5,539
Other Income/ (Expense)		(386)	76
GAAP Other Income/ (Expense)		(12,060)	6,459
Outside Interests of Investment Partnerships[1]		2,126	(693)
As Adjusted Other Income/ (Expense), Net of Outside Interests		$(9,934)	$5,766

1 Represents the non-controlling interest allocation of the (income)/ loss of the Company's consolidated investment partnerships to its external investors.

The Company recognized an income tax benefit of $2.7 million for the third quarter of 2022, compared to income tax expense of $2.5 million for the second quarter of 2022, and $0.1 million for the third quarter of 2021. The third quarter of 2022 income tax benefit reflects a $4.5 million benefit associated with the reversal of uncertain tax position liabilities and interest related to unincorporated and other business tax expenses due to the expiration of the statute of limitations. The third quarter of 2021 income tax benefit reflects $2.5 million of such benefit.

Details of the income tax expense are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Corporate Income Tax Expense	$919	$1,141	$1,618
Unincorporated and Other Business Tax Expense	(3,569)	1,349	(1,550)
Income Tax Expense	$(2,650)	$2,490	$68

		For the Nine Months Ended
		September 30,	September 30,
		2022	2021
Corporate Income Tax Expense		$3,171	$4,638
Unincorporated and Other Business Tax Expense		4,894	371
Income Tax Expense		$8,065	$5,009

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

GAAP Non-Controlling Interests (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Operating Company Allocation	$13,887	$14,090	$23,385
Outside Interests of Investment Partnerships[1]	(796)	(2,174)	250
GAAP Net Income Attributable to Non-Controlling Interests	$13,091	$11,916	$23,635

		For the Nine Months Ended
		September 30,	September 30,
		2022	2021
Operating Company Allocation		$42,800	$66,258
Outside Interests of Investment Partnerships[1]		(2,126)	693
GAAP Net Income Attributable to Non-Controlling Interests		$40,674	$66,951

1 Represents the non-controlling interest allocation of the income/ (loss) of the Company's consolidated investment partnerships to its external investors.

Take Private Transaction

On July 26, 2022, Pzena Investment Management announced it entered into a transaction agreement to become a private company. The transaction is expected to close in the fourth quarter of 2022, subject to the receipt of requisite approval by PZN stockholders and satisfaction of other customary closing conditions. A special meeting of stockholders to vote on the transaction will be held virtually on October 27, 2022, at 10:00 am ET.

Due to the pending transaction, Pzena will not be hosting a conference call in connection with its third quarter financial results.

Forward-looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which the Company operates; new federal or state governmental regulations; the Company's ability to effectively operate, integrate and leverage any past or future strategic initiatives; statements regarding the previously-announced Agreement and Plan of Merger, dated as of July 26, 2022, by and among the Company, Pzena Investment Management, LLC, and Panda Merger Sub, LLC (the "merger") and related matters; the ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain Company stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; risks relating to the financing required to complete the transaction; the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management's attention from ongoing business operations due to the transaction; significant transaction costs, fees, expenses and charges; the risk of litigation and/or regulatory actions related to the transaction; and other factors detailed in the Company's Annual Report on Form 10-K, as filed with the SEC on March 9, 2022 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Jessica Doran, 212-355-1600 or doran@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	As of
	September 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
Cash and Cash Equivalents	$74,951	$81,133
Restricted Cash	2,215	1,056
Due from Broker	3	55
Advisory Fees Receivable	34,450	41,127
Investments	70,991	95,506
Prepaid Expenses and Other Assets	12,024	5,836
Right-of-use Assets	54,339	10,014
Deferred Tax Asset	22,190	25,886
Property and Equipment, Net of Accumulated
Depreciation of $7,887 and $7,086, respectively	7,871	3,687
TOTAL ASSETS	$279,034	$264,300

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$42,209	$44,167
Due to Broker	7,601	—
Securities Sold Short	231	237
Liability to Selling and Converting Shareholders	24,679	24,679
Lease Liabilities	65,224	10,323
Deferred Compensation Liability	4,894	6,840
TOTAL LIABILITIES	144,838	86,246

Equity:
Total Pzena Investment Management, Inc.'s Equity	40,044	42,588
Non-Controlling Interests	94,152	135,466
TOTAL EQUITY	134,196	178,054
TOTAL LIABILITIES AND EQUITY	$279,034	$264,300

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(unaudited)
REVENUE	$45,244	$51,622	$146,701	$148,370

EXPENSES
Compensation and Benefits Expense	18,630	18,921	58,242	57,091
General and Administrative Expense	8,962	4,304	19,625	11,920
TOTAL OPERATING EXPENSES	27,592	23,225	77,867	69,011
Operating Income	17,652	28,397	68,834	79,359

Other Income/ (Loss)	(4,514)	374	(12,060)	6,459

Income Before Taxes	13,138	28,771	56,774	85,818

Income Tax Expense	(2,650)	68	8,065	5,009
Consolidated Net Income	15,788	28,703	48,709	80,809

Less: Net Income Attributable to Non-Controlling Interests	13,091	23,635	40,674	66,951

Net Income Attributable to Pzena Investment Management, Inc.	$2,697	$5,068	$8,035	$13,858

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$2,697	$5,068	$8,035	$13,858
Basic Earnings per Share	$0.16	$0.29	$0.47	$0.80
Basic Weighted Average Shares Outstanding	16,744,993	17,694,559	17,019,499	17,398,518

Net Income for Diluted Earnings per Share	$12,782	$22,663	$39,026	$63,571
Diluted Earnings per Share	$0.15	$0.27	$0.45	$0.76
Diluted Weighted Average Shares Outstanding	86,544,580	84,197,618	86,189,118	84,020,711